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                                                                    EXHIBIT 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

NETsilicon, Inc.
Waltham, Massachusetts

     We hereby consent to the inclusion in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated April 28, 1997, accompanying the financial statements of NETsilicon, Inc. (the 'Company') for the year ended January 31, 1996 and to the reference to us under the heading 'Experts' in the Prospectus which is part of such Registration Statement.

                                          WEINBAUM & YALAMANCHI

Los Angeles, California
August 26, 1998





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